Exhibit 99.1

Contacts:	Dan McClain (Media) Northrop Grumman Corporation (310) 201-3335

Gaston Kent (Investors) Northrop Grumman Corporation (310) 201-3423

Northrop Grumman Updates Financial Guidance for Hurricane Impact

Expects Q3 2005 Charge for Hurricane Related Cost Growth of $0.25 to $0.30 per Share

2005 Earnings per Share to Reflect Hurricane Related Cost Growth & Work Delay Impacts of Approximately $0.40

Earnings per Share for 2005 Now Expected to Range between $3.55 and $3.65

Company Continues to Expect 2006 Earnings per Share to Range between $4.10 and $4.30

Company to Hold Conference Call Today at 11 a.m. EDT

LOS ANGELES – Oct. 10, 2005 – Northrop Grumman Corporation (NYSE: NOC) has updated its assessments of damage, work delays and cost growth resulting from hurricanes Katrina and Rita. The company’s facilities have incurred significant damage and its operations have been impacted. As a result, the company expects to take a charge to third quarter 2005 earnings; however, the company does not expect a material impact to its overall financial health.

The company’s Ships segment includes its operations at Newport News, Va., and its Ship Systems shipyards on the Gulf Coast. Only the Gulf Coast shipyards were impacted by the hurricanes. Production work has resumed on the 11 ships under construction at its operations in New Orleans, La., Pascagoula, Miss. and Gulfport, Miss., and approximately 12,500 of its 19,800 employees are back to work at these shipyards.

“The Gulf Coast shipyards are a national asset critical to serving America’s security needs. Although we experienced significant damage and disruption from the hurricanes, our team has already made solid progress in restoring the yards and resuming production. We are working closely with our customers to fully reinstate this vital capability. We’re extremely proud of the hard work and dedication our employees continue to display in the face of extreme personal hardship,” said Ronald D. Sugar, chairman, chief executive officer and president.

Northrop Grumman Corporation  •  1840 Century Park East  •  Los Angeles, CA 90067

www.northropgrumman.com

Northrop Grumman Updates Financial Guidance for Hurricane Impact

Damage

The company’s Ship Systems facilities incurred significant damage from Hurricane Katrina, with lesser damage reported at several smaller operations in the area. Damage from Hurricane Rita was minor. A preliminary property damage assessment has been completed, and the company currently estimates that the cost to replace and repair its property, plant and equipment will be approximately $1 billion. The company currently estimates that the net book value of the damaged property, plus the cost of clean-up and recovery, is less than $500 million. The company’s insurance provider for coverage of losses over $500 million has verbally advised the company of a disagreement regarding coverage for certain losses above $500 million. Notwithstanding this disagreement, the company continues to expect to recover from its insurance carriers the preponderance of its cost to replace and repair its damaged property.

Work Delays

While a substantial portion of the workforce has returned, ship production schedules have been significantly delayed. Work delays are now expected to reduce 2005 earnings per share by $0.08 versus the previously estimated range of $0.06 to $0.12 per share. The delayed work is now expected to be performed in 2006 and 2007.

Cost Growth

In addition to work delays, the company will also incur additional costs under its current Ship Systems contracts due to hurricane related delay and disruption of work under those contracts. The cost growth is expected to reduce earned margin on these contracts. As a result, in the third quarter of 2005, the company expects to take a charge to earnings of $0.25 to $0.30 per share to account for contract cost growth. In addition the company expects to report lower than previously planned margin under those current contracts into the future. The total impact of cost growth on 2005 earnings is expected to be $0.30 to $0.35 per share. When combined with the impact of work delays described above, the total reduction to 2005 earnings is expected to be approximately $0.40 per share.

The company is working with its customers and insurers to mitigate the potential impact of this cost growth. The company maintains business interruption insurance; however, the company cannot presently estimate the timing or amounts recoverable in subsequent periods. Accordingly, no such amounts have been recognized by the company.

Guidance

As a result of hurricane related work delays and cost growth, the company now expects 2005 revenue of $30.5 to $31 billion compared with previous guidance of $31 to $31.5 billion, and 2005 earnings per share of $3.55 to $3.65, compared with previous guidance of $3.90 to $4.00 per share. The reduction in 2005 estimated earnings reflects approximately $0.40 per share impact of work delays and cost growth due to the hurricanes. Although the impacts of the hurricanes will put pressure on the company’s cash from operations, the company continues to expect 2005 cash from operations of $2.2 to $2.5 billion.

For 2006, the company continues to expect revenue of approximately $32 billion and earnings per share of $4.10 to $4.30. For 2006, the company expects that Ship Systems’ recovery to normal levels of operation may affect the company’s near-term working capital performance. As a result, the company now expects 2006 cash from operations of approximately $2.3 to $2.5

Northrop Grumman Corporation  •  1840 Century Park East  •  Los Angeles, CA 90067

www.northropgrumman.com

Northrop Grumman Updates Financial Guidance for Hurricane Impact

billion compared with its previous guidance of approximately $2.5 billion. As the company progresses toward full recovery it will continue to assess whether its goodwill and other intangible assets at the affected locations are impaired.

Northrop Grumman will hold a conference call to discuss the updates to financial guidance due to the recent hurricanes at 11 a.m. EDT Oct. 10, 2005. A live audio broadcast of the conference call will be available on the investor relations page of the company’s Web site at http://www.northropgrumman.com.

Northrop Grumman Corporation is a global defense company headquartered in Los Angeles, Calif. Northrop Grumman provides technologically advanced, innovative products, services and solutions in systems integration, defense electronics, information technology, advanced aircraft, shipbuilding and space technology. With more than 125,000 employees, and operations in all 50 states and 25 countries, Northrop Grumman serves U.S. and international military, government and commercial customers.

Note: Certain statements and assumptions in this release contain or are based on “forward-looking” information (that Northrop Grumman believes to be within the definition in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties, and include, among others, statements in the future tense, and all statements accompanied by terms such as “expect,” “estimate,” “assume,” “believe,” “guidance,” or variations thereof. In addition to the risks and uncertainties contained in the company’s filings from time to time with the Securities and Exchange Commission, including forms 10-K and 10-Q, the forward-looking statements in this release are based on estimates; actual outcomes are dependent upon additional factors relating to the effects of hurricanes Katrina and Rita currently undergoing refinement, as well as assumptions subject to risks, including, among other things, timely return of experienced workers with critical skills, achieving expected learning-curve progress, amounts and timing of recoveries under insurance contracts, availability of materials and supplies, reconstitution of the supply chain and other infrastructure within and outside Company facilities to enable efficient production, contractual performance relief and the application of cost sharing terms, impacts of timing of cash receipts and the availability of other mitigating elements. While these assumptions are based in part on the Company’s experience with recovery from prior hurricanes, it should be noted that the impact of those storms was much less extensive that that of Hurricane Katrina. This forward-looking information reflects the company’s best estimates when made, but the company expressly disclaims any duty to update this information if new data becomes available or estimates change after the date of this release.

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Northrop Grumman Corporation  •  1840 Century Park East  •  Los Angeles, CA 90067

www.northropgrumman.com